UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2008

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2008, Taylor Capital Group, Inc. (the “Registrant”) entered into a securities purchase agreement to sell $60 million of 8% non-cumulative convertible perpetual preferred stock, Series A, in a private placement to institutional and individual accredited investors. The Registrant previously announced on July 29, 2008 that it had entered into a non-binding letter of intent and exclusivity agreement with Harrison I. Steans and Jennifer W. Steans regarding this transaction. The investors in the preferred stock transaction will include Harrison I. Steans, Jennifer W. Steans, certain members of the Registrant’s management, including the Registrant’s Chairman and Chief Executive Officer, Bruce W. Taylor, and the Registrant’s President, Mark A. Hoppe, and a number of Chicago-based investment firms and individuals. On September 4, 2008, the Registrant also entered into subscription agreements with respect to the sale of $60 million in principal amount of 10% subordinated notes to be issued by Cole Taylor Bank, the Registrant’s wholly-owned subsidiary bank (the “Bank”), and detachable warrants to purchase shares of the Registrant’s common stock as described below. The proceeds of these transactions will be used primarily to fund the Registrant’s strategic growth initiative and to strengthen the balance sheet and regulatory capital of the Registrant and the Bank. A copy of the Registrant’s press release, dated September 4, 2008, announcing its entry into these agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The preferred stock private placement includes a total of 2,400,000 shares of 8% non-cumulative convertible perpetual preferred stock, Series A, with a purchase price and liquidation preference of $25.00 per share. The preferred stock will pay non-cumulative dividends at an annual rate of 8% of the liquidation preference beginning in January 2009 and will have a conversion price of $10.00 per share (subject to adjustment), which is equal to 118% of the closing price of the Registrant’s common stock on July 25, 2008, the date on which the Registrant entered into the non-binding letter of intent and exclusivity agreement. The preferred stock will be convertible into an aggregate of six million shares of the Registrant’s common stock at the option of the preferred stockholders at any time, and will be convertible at the option of the Registrant on the fifth anniversary of closing. The preferred stock will cease to pay dividends after the second anniversary of closing if the volume weighted average price of the Registrant’s common stock on the Nasdaq Global Select Market exceeds 200% of the then-applicable conversion price for at least 20 trading days in any consecutive 30-day period, or after the third anniversary of closing if the volume weighted average price of the Registrant’s common stock on the Nasdaq Global Select Market exceeds 130% of the then-applicable conversion price for at least 20 trading days in any consecutive 30-day period.

The Registrant has agreed to appoint Harrison I. Steans and Jennifer W. Steans to the Registrant’s Board of Directors effective upon the closing of the preferred stock transaction, and the Board of Directors will be increased from 11 to 13 members at such time. With respect to future annual and stockholder meetings called for the purpose of electing directors, Financial Investments Corporation (“FIC”), a corporation indirectly controlled by Harrison I. Steans and Jennifer W. Steans, will have the right to nominate two members of the Registrant’s Board of Directors until the first date on which both (i) fewer than 800,000 shares of the preferred stock are outstanding (subject to customary anti-dilution adjustments), and (ii) the outstanding shares of preferred stock represent less than 10% of the total combined voting power of the Registrant’s outstanding capital stock. As part of the preferred stock transaction, the Registrant also will enter into a management services agreement with FIC, pursuant to which FIC will receive a cash fee of $750,000 and a warrant to purchase 500,000 shares of the Registrant’s common stock at an exercise price of $20.00 per share.

The Registrant has also agreed that, following the closing of the preferred stock transaction and stockholder approval of a Third Amended and Restated Certificate of Incorporation of the Registrant, Mr. Steans would serve as Chairman of a newly created Executive Committee. The Executive Committee will serve for a period of up to five years from the initial issuance of the Series A preferred stock, and will be comprised of (i) Harrison I. Steans, Jennifer W. Steans, or a director designated for nomination by FIC (initially, Harrison I. Steans), (ii) a director designated for nomination by the Taylor family (initially, Bruce W. Taylor), and (iii) the most senior executive of the Registrant serving on the Registrant’s Board of Directors who is not affiliated with either the Steans family or the Taylor family (initially, Mark A. Hoppe). The powers and authority of the Executive Committee will be set forth in a proposed Third Amended and Restated Certificate of Incorporation of the Registrant, which the Registrant’s Board of Directors has approved and recommended for adoption by stockholders. The Registrant’s Board of Directors has also approved, and recommended that stockholders adopt, a proposed Third Amended and Restated By-laws of the Registrant in connection with the transactions.

The subordinated notes issued by the Bank in the Registrant’s subordinated debt and warrant transaction will bear interest at an annual rate of 10% and will mature on the eighth anniversary of closing, but will be prepayable at the Bank’s option after three years. For every $1,000 in principal amount of the subordinated notes, investors in this transaction also will receive a warrant to purchase 15 shares of the Registrant’s common stock at an exercise price of $10.00 per share (subject to customary anti-dilution adjustments), which represents an aggregate of 900,000 shares of common stock. The warrants will not be exercisable until the later of 180 days after issuance or the date of the stockholder meeting described below, and the warrants will expire on the fifth anniversary of issuance.

The Registrant expects to close the preferred stock transaction and the subordinated debt and warrant transaction on or before September 30, 2008. Each transaction is subject to a number of closing conditions, such as the receipt of any required regulatory approvals (including the approval by the Federal Reserve Bank of Chicago of the investment by Harrison I. Steans and Jennifer W. Steans in the preferred stock transaction). The closing with each investor in the subordinated debt and warrant transaction is conditioned upon, among other things, the consummation of the preferred stock transaction and the simultaneous closing on at least $30 million of notes in the subordinated debt and warrant transaction.

In accordance with Nasdaq Marketplace Rules, the Registrant’s Second Amended and Restated Certificate of Incorporation and By-laws, the Registrant intends to seek stockholder approval of various proposals relating to the preferred stock and subordinated debt and warrant transactions, including the approval and adoption of the proposed Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws of the Registrant necessary for the consummation of the transactions, the issuance of the preferred stock, the warrants in the subordinated debt offering, the warrant issued to FIC, and the shares of common stock issuable upon the conversion and exercise of such securities. The Registrant’s Board of Directors, with Bruce Taylor, Jeffrey Taylor, Mark Hoppe and M. Hill Hammock abstaining, has recommended that stockholders vote in favor of these proposals.

The Registrant intends to file a proxy statement with the Securities and Exchange Commission and convene a special meeting of stockholders as soon as practicable. As a condition to the preferred stockholders entry into the securities purchase agreement, certain members of the Taylor family and a trust controlled by certain members of the Taylor family, who collectively hold approximately 44% of the total voting power of the Registrant’s outstanding shares of common stock, have entered into a voting agreement with the Registrant, pursuant to which they have agreed to vote their shares of common stock in favor of each of the proposals presented for stockholder consideration at the special meeting. The description contained herein of the terms of the voting agreement does not purport to be complete and is qualified in its entirety by reference to such voting agreement, dated September 4, 2008, by and between the Registrant and the Taylor family stockholders listed on the signature page thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Under the securities purchase agreement, if the Registrant and the investors in the preferred stock transaction determine that a stockholders meeting called for the purpose of approving the issuance of the preferred stock is not reasonably expected to occur on or before September 29, 2008, and the stockholder approval has not been obtained on or before September 30, 2008, the Registrant will issue at closing 2,400,000 shares of “designated preferred” stock in advance of stockholder approval of the preferred stock issuance, subject to the satisfaction or waiver of all other applicable closing conditions. The purpose of the designated preferred issuance is to provide the parties the opportunity to close the transaction prior to the end of the third quarter of 2008 even if a special meeting of stockholders cannot be convened within that time period to approve the preferred stock transaction. Upon stockholder approval of the proposals presented for stockholder consideration at the special meeting, the shares of designated preferred will automatically be exchanged for shares of preferred stock.

If issued, the designated preferred stock will have terms similar to the preferred stock, except that the holders of the designated preferred stock will have no voting rights, the designated preferred stock will not be convertible into common stock until the stockholders meeting (as described below), and, unless stockholder approval is obtained by November 15, 2008, the designated preferred stock will accrue dividends on a cumulative basis at an annual rate equal to 16% of the liquidation preference. If stockholder approval of the preferred stock is not obtained by the Registrant at the special meeting, the designated preferred stock will be convertible into an aggregate number of shares of common stock equal to the result of (i) 19.99% of the number of shares of common stock of the Registrant outstanding immediately prior to the date of the issuance of the designated preferred stock, less (ii) the aggregate number of shares of common stock issuable upon exercise of the warrants issued in the subordinated debt offering.

In the event that (a) the Securities Purchase Agreement is terminated because the transactions contemplated thereby have not closed prior to November 15, 2008 (or in certain circumstances, December 31, 2008) due to (1) the failure of stockholders of the Registrant to approve the proposals set forth in the proxy statement described above, or (2) the Registrant’s failure to obtain any necessary bank regulatory approvals, or (b) shares of designated preferred stock have been issued but the proposals in the Registrant’s proxy statement have not been approved at the special meeting of stockholders, and the Registrant has not filed the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and all shares of designated preferred stock have not been exchanged on or prior to December 31, 2008, then the Registrant would be obligated to pay FIC a cash fee of $1.5 million (the “Company Fee”). The Registrant would also be required to pay FIC the Company Fee if the transactions contemplated by the securities purchase agreement close but stockholders fail to approve the proposals set forth in such proxy statement at the special meeting of stockholders.

The subordinated debt and warrant transaction is expected to close at the same time as the closing of the preferred stock transaction, even if the designated preferred stock is issued at that time.

The Registrant has also agreed to enter into a registration rights agreement to provide the preferred stockholders, FIC and members of the Taylor family with certain demand and “piggyback” registration rights with respect to shares of common stock owned by them or their affiliates and shares of common stock issued or issuable upon the conversion or exercise of their shares of preferred stock or designated preferred stock, as the case may be, and warrants (including warrants issued to preferred stock investors participating in the subordinated debt transaction). This registration rights agreement will replace and supersede the registration rights agreement previously entered into between members of the Taylor family and the Registrant, which provided members of the Taylor family with substantially similar registration rights.

The descriptions contained herein of the terms of the securities purchase agreement for the preferred stock (and the preferred stock transaction documents attached as exhibits thereto) and the subscription agreements for the subordinated debt transaction (including the forms of subordinated note and investor warrant attached as exhibits thereto), do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

ADDITIONAL INFORMATION

The Registrant intends to file a proxy statement and other relevant documents concerning the preferred stock and subordinated debt transactions with the SEC. The proxy statement will be distributed to the Registrant’s stockholders in connection with a special meeting of stockholders. Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transactions. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by the Registrant will be available free of charge from the Registrant’s Investor Relations Department at 847/653-7731, or from the Registrant’s website at www.taylorcapitalgroup.com. The directors, executive officers and certain other members of management and employees of the Registrant and its subsidiaries are participants in the solicitation of proxies in favor of the approval of the transactions from the stockholders of the Registrant. Information about the directors and executive officers of the Registrant is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 29, 2008. Additional information regarding the interests of such participants will be included in the proxy statement for the special meeting and the other relevant documents filed with the SEC when they become available.

The preferred stock, subordinated bank notes and other securities described in this report will not be registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This report does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Registrant’s subordinated debt transaction set forth in Item 1.01 above is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

The Registrant offered the securities in the transactions described in Item 1.01 above in reliance on the exemptions from registration provided by Section 3(a)(2) (with respect to the subordinated bank notes) and Section 4(2) of the Act and Rule 506 of Regulation D thereunder. The Registrant relied on the exemption from registration provided under Section 4(2) of the Act based in part on representations made by the investors in the respective transaction documents, including representations with respect to each investor’s status as an accredited investor and investment intent with respect to the acquired securities. To the extent that any shares of common stock of the Registrant are issued upon conversion of any of the shares of preferred stock (including the designated preferred stock) described in Item 1.01 above, such shares of common stock will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of shares of common stock. To the extent any shares of common stock are issued upon the exercise of the warrants described in Item 1.01 above, such shares will be issued in transactions anticipated to be exempt from registration under Section 4(2) of the Act and Rule 506 of Regulation D thereunder or, in the case of “cashless exercise” of the warrants, Section 3(a)(9) of the Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions described in Item 1.01 above, the Registrant entered into an Employment Agreement with Bruce W. Taylor on September 4, 2008. The Employment Agreement will be effective upon the closing of the preferred stock transaction, and will be void if such transaction does not close before December 31, 2008. Under the Employment Agreement, Mr. Taylor will be paid an initial annual base salary of $525,200 (the “Base Salary”). The Base Salary will be reviewed on an annual basis by the Compensation Committee of the Board of Directors of the Registrant (the “Committee”), and may be increased, but not decreased (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Registrant or the Bank, unless such reduction occurs during the two-year period commencing upon a “change in control” of the Registrant (as defined in the Employment Agreement)), by the Committee in its sole discretion. Mr. Taylor is also eligible for a performance-based annual cash bonus to be determined in accordance with the Registrant’s annual incentive compensation program; provided, that Mr. Taylor’s annual cash bonus level target is set at sixty percent of the Base Salary for the year 2008.

The Employment Agreement further provides that Mr. Taylor will be eligible to participate in the Registrant’s 2002 Incentive Compensation Plan or any successor plan (the “Incentive Plan”). Mr. Taylor’s annual targets under the Incentive Plan will be consistent with similar executive officers of the Registrant and the Bank, and any benefits to be received by Mr. Taylor under the Incentive Plan will depend on the satisfaction of other terms and conditions of the Incentive Plan. Under the Employment Agreement, Mr. Taylor is also eligible to receive additional benefits and participate in other Registrant benefit plans, including the Registrant’s Deferred Compensation Plan, 401(k) profit sharing plan and health and welfare benefit plans, payment of club dues, automobile expenses and wealth management services, and is entitled to payment of legal fees and expenses incurred by Mr. Taylor in connection with the negotiation and preparation of the Employment Agreement, provided that such fees and expenses together with certain other fees and expenses of the Taylor family would not exceed $100,000.

The Employment Agreement provides that, in the event that Mr. Taylor’s employment is terminated (i) by the Registrant other than for disability or “cause” (as defined in the

Employment Agreement), or (ii) by Mr. Taylor with “good reason” (as defined in the Employment Agreement), then the Registrant will pay to Mr. Taylor (A) any accrued but unpaid Base Salary and benefits up to the date of termination, (B) any accrued but unpaid cash bonus with respect to the Registrant’s fiscal year prior to the year in which the date of termination occurs, (C) subject to his provision of a release, an amount equal to his prior year’s bonus multiplied by a fraction, the numerator of which is the number of days lapsed from January 1st through the date of his termination, and the denominator of which is 365, (D) subject to his provision of a release, an amount (payable in installments) equal to one and one-half times the sum of the Base Salary plus the average of (1) the bonus paid to Mr. Taylor for the year prior to the year in which the date of termination occurs and (2) the greater of (I) the amount described in clause (1) above, and (II) Mr. Taylor’s bonus at target for the year in which the termination occurs, and (E) 18 months of COBRA coverage. In the event Mr. Taylor’s employment is terminated (i) by Mr. Taylor other than for good reason, or (ii) by the Registrant for cause, Mr. Taylor shall be entitled to receive all previously earned and accrued but unpaid Base Salary and benefits up to the date of termination.

The Employment Agreement provides that Mr. Taylor will receive additional severance payments if his employment is terminated other than for cause or disability by the Registrant, or if his employment is terminated by him for good reason, during the “Change in Control Period” (as defined in the Employment Agreement). In such circumstance, Mr. Taylor will be entitled to receive (in addition to the payments and benefits he would be entitled to receive pursuant to the preceding paragraph) (i) subject to his provision of a release, an amount equal to one-half times the sum of his Base Salary on the effective date of the change in control or his Base Salary immediately prior to the date when the notice of termination was given (whichever rate is greater) and (ii) the average of (A) his prior year’s bonus, and (B) the greatest of (1) his prior year’s bonus, (2) his actual bonus for the year in which his termination occurs, or (3) his bonus at target for the year in which his termination occurs. In such circumstance, Mr. Taylor shall also be entitled to continuation of medical benefits for up to 36 months, and the vesting of his Incentive Plan benefits or equity awards will be governed by the controlling plan documents. The Employment Agreement also contains provisions related to circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply; provided, however, that any such payment shall not exceed $350,000.

The Employment Agreement includes provisions with regard to non-solicitation of customers and employees of the Registrant and the Bank (including during the term of the Employment Agreement and for one year following the termination of Mr. Taylor’s employment), and ownership of work product, non-disparagement and confidentiality.

The description of the terms of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the transactions described in Item 1.01 above, on September 4, 2008 the Registrant also entered into a Consulting Agreement with Jeffrey W. Taylor, a member of the Registrant’s Board of Directors and Executive Managing Director, Market Development and New Ventures of the Registrant. The Consulting Agreement, which has a one-year term, will be effective upon the closing of the preferred stock transaction, and will be void if such transaction does not close before December 31, 2008. Mr. Taylor will provide, among other things, certain advisory and consulting services to the Registrant and the Bank and will cease the terms of his employment and position as an executive officer of the Registrant as of the effective date of the Consulting Agreement. Mr. Taylor will serve as Vice Chairman of the Board of Directors of the Registrant and as a member of the board of directors of the Bank under the terms of the Consulting Agreement.

The Consulting Agreement provides that the Bank will pay Mr. Taylor a monthly fee of $40,000 during the term of the Consulting Agreement and, upon a separation from service with the Registrant and the Bank, subject to his provision of a release, a final payment equal to $1,250,000, payable in a cash lump sum on the 70th day following the date such separation from service occurs; provided that such final payment shall not be required to be paid if the parties enter into a new consulting or employment agreement prior to the date on which such final payment is due. In addition, if Mr. Taylor dies during the term of the Consulting Agreement, the Bank will be obligated to pay Mr. Taylor’s beneficiary $480,000 in 12 equal monthly installments and the final payment of $1,250,000.

The Consulting Agreement provides that during the health care continuation period under COBRA, if Mr. Taylor so elects, Mr. Taylor, his spouse and dependents shall be provided with medical and dental coverage at the cost applicable from time to time, to active senior executives of the Bank. After the COBRA continuation period, the Bank shall make commercially reasonable efforts to continue to cover Mr. Taylor and his family under the Bank’s medical and dental plans at his cost until he attains eligibility for Medicare. If such continued coverage is not feasible, the Bank shall make commercially reasonable efforts to assist Mr. Taylor in securing medical and dental insurance coverage at his cost. The Consulting Agreement further provides for reimbursement of Mr. Taylor’s reasonable business expenses during the term of the Consulting Agreement, Mr. Taylor will also be entitled to customary cash, equity and other compensation for board service on the same terms and conditions as other non-employee directors of the Registrant, though he will not be entitled to any compensation for his service as a director of the Bank. Mr. Taylor is entitled to payment of legal fees and expenses incurred by him in connection with the negotiation and preparation of the Consulting Agreement, provided that such fees and expenses together with certain other fees and expenses of the Taylor family would not exceed $100,000. Mr. Taylor also has two option grants of 20,000 shares of common stock each, one at an exercise price of $26.08, the other at $20.00 per share, which are anticipated to fully vest, and may be exercised through, March 17, 2014 and March 19, 2013, respectively.

The Consulting Agreement also provides that for so long as Mr. Taylor is a “Taylor family” nominee to the Registrant’s Board of Directors in accordance with the Registrant’s By-laws, the Registrant will use its best efforts to cause Mr. Taylor to be elected to its Board of Directors and as its Vice Chairman and will recommend that stockholders elect Mr. Taylor to the Board of Directors at each stockholders meeting at which directors are to be elected and in each proxy statement related thereto. The Consulting Agreement further provides that, if the Registrant fails to cause Mr. Taylor to be appointed to the Board, the Registrant will cause Mr. Taylor to be appointed an observer of its Board of Directors.

The Consulting Agreement includes provisions with regard to non-solicitation of customers and employees of the Registrant and the Bank (including during the term of the Consulting Agreement and for one year after his separation from service) and ownership of work product, non-disparagement and confidentiality.

The description of the terms of the Consulting Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Voting Agreement, dated September 4, 2008, by and between the Registrant and the Taylor family stockholders listed on the signature page thereto.

10.2	Securities Purchase Agreement, dated September 4, 2008, by and among the Registrant and the investors listed on the Schedule of Buyers attached thereto (with other transaction documents attached as exhibits thereto, including the forms of Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws of Registrant, Certificate of Designation for the Series B Preferred Stock of the Registrant, Registration Rights Agreement, Management Services Agreement and FIC Warrant).

10.3	Form of Subscription Agreement and forms of subordinated note and warrant issued in connection with the Registrant’s subordinated debt transaction.

10.4	Employment Agreement, dated September 4, 2008, by and among the Registrant, Cole Taylor Bank and Bruce W. Taylor.

10.5	Consulting Agreement, dated September 4, 2008, by and between Cole Taylor Bank and Jeffrey W. Taylor.

99.1	Press release, dated September 4, 2008, announcing the Registrant’s entry into definitive agreements with respect to the sale of preferred stock and subordinated bank notes and warrants.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements about the terms, timing, completion and effects of the proposed transactions. The Registrant may not be able to complete the transactions on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to receive any required regulatory approvals or the failure to satisfy other closing conditions in the definitive agreement, and even if the transaction are consummated the Registrant’s strategic growth initiative may not be successful. Factors that may affect the business or financial results or condition of the Registrant are described in the Registrant’s filings with the SEC, including the risk factors and other disclosures in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 13, 2008. Stockholders and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this report and, except as required by the federal securities laws, the Registrant disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events, circumstances or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2008

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Voting Agreement, dated September 4, 2008, by and between the Registrant and the Taylor family stockholders listed on the signature page thereto.

10.2	Securities Purchase Agreement, dated September 4, 2008, by and among the Registrant and the investors listed on the Schedule of Buyers attached thereto (with other transaction documents attached as exhibits thereto, including the forms of Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws of Registrant, Certificate of Designation for the Series B Preferred Stock of the Registrant, Registration Rights Agreement, Management Services Agreement and FIC Warrant).

10.3	Form of Subscription Agreement and forms of subordinated note and warrant issued in connection with the Registrant’s subordinated debt transaction.

10.4	Employment Agreement, dated September 4, 2008, by and among the Registrant, Cole Taylor Bank and Bruce W. Taylor.

10.5	Consulting Agreement, dated September 4, 2008, by and between Cole Taylor Bank and Jeffrey W. Taylor.

99.1	Press release, dated September 4, 2008, announcing the Registrant’s entry into definitive agreements with respect to the sale of preferred stock and subordinated notes and warrants.

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